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                                                              EXHIBIT 10.26

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 26th day of November, 1997, by and between Michael Barry, a resident of Oregon ("Employee") and ENGINEERING ANIMATION, INC., a Delaware corporation with its principal offices in Ames, Iowa ("EAI" or "Company").

                                   RECITALS

     A. EAI is in the business of producing 3D visualization software products, interactive and custom 3D software products, and conducting various other activities associated therewith (the "Business").

     B. EAI desires to employ Employee and Employee desires to be employed by EAI on the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT TERMS. Subject to the terms and conditions set forth herein, EAI will employ Employee for a term commencing as of October 30, 1997 (the "Effective Date") and ending on the second anniversary of the Effective Date, or such earlier date as may occur pursuant to the terms of this Agreement (the "Employment Term"). This Agreement may be extended by mutual agreement of the parties.

2. EMPLOYMENT DUTIES. During the term of this Agreement, Employee will serve EAI as Vice President and Co-General Manager, Software Division. Employee's initial duties shall include shared management responsibilities, including profit and loss responsibilities, for the Software Division shared with other Co-General Managers in the Office of General Manager, Software. Employee shall perform such other duties as assigned from time to time by the Chief Executive Officer of EAI, subject to the terms of this Agreement. Employee will, during the term of this Agreement, serve the Company faithfully, diligently and competently and will perform assigned duties on a full-time basis to the best of Employee's ability.

3. COMPENSATION. During the term of employment, EAI will pay to Employee for services rendered by Employee under this Agreement, the following:


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      (a) From the Effective Date of this Agreement through the second anniversary of the Effective Date, a salary at a rate of $160,008 per annum ($13,334.00 per month) payable in arrears monthly, in accordance with the EAI's ordinary payroll practices; and

      (b) During the last quarter of each fiscal year Employee will participate in the planning process which results in the establishment of goals and budgets for the following fiscal year. After the end of each fiscal year of the Company, beginning fiscal 1998, during the Employment Term, Employee shall be eligible for an annual performance bonus, the nature and amount of which shall be determined by and in the discretion of the Company after reviewing Employee's performance and the Company's results of operations during and for such fiscal year and such other considerations deemed appropriate by the Company. Notwithstanding anything else in this Agreement, the declaration and payment and the amount of any performance bonus to Employee shall be in the discretion of the Company and Employee shall have no absolute right to a performance bonus in any year.

Payments made pursuant to this section while Employee is employed by shall be treated as wages for withholding and employment tax purposes.


4. INSURANCE. During the Employment Term, the Company shall provide to the Employee a term life insurance policy in the face amount of $200,000 with the beneficiary to be named by the Employee. In addition, the Company shall be entitled to obtain as the beneficiary "key man" or other similar life insurance on Employee in an amount that the Company shall in its discretion deem appropriate.

5. SEVERANCE PROVISIONS. In the event that Employee is terminated for any reason whatsoever (including death, permanent disability and Change of Control as defined in the EAI Employee Stock Option Plan), except for cause as defined in paragraph 11, during the term of this Agreement, then Employee shall receive severance payments equal to the monthly salary payments and a continuation of benefits to the end of the Employment Term; in addition thereto, if Employee is terminated for any reason whatsoever, except for cause as defined in paragraph 11, during the second year of the Employment Term, Employee shall receive such severance payments so that Employee shall receive severance payments for a total of twelve (12) months from termination, in an aggregate amount equal to Employee's annual salary and bonus in the year prior to termination.


6.   BENEFITS.

     (a) Employee shall be entitled during the Employment Term to participate in such employee benefit plans and programs, including, without limitation, profit


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          sharing, cafeteria, health and life insurance plans, as are maintained from time to time for employees of EAI to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate. The Company does not promise the adoption or continuance of any particular plan or program during the employment term and employee's (and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable from time to time thereto.

     (b) During the Employment Term, Employee shall be entitled to paid time off in accordance with the policies of the Company which provide for fifteen (15) days paid time off during the first year of employment, eighteen (18) days during the second year of employment, and twenty-one (21) days during the third year of employment. In addition, Employee shall be entitled to paid time off on such holidays as are observed by the Company from time to time. Accrued, unused vacation may be carried over from one year to the next in accordance with Company policies.

     c. Employment shall be permitted, upon the Effective Date to participate in the EAI 401(k) savings plan which permits employee contributions of up to eighteen percent (18%) of total annual compensation and provides that EAI will match one-half of Employee's contribution up to a total match amount of two percent (2%) of Employee's total compensation. EAI's contribution to the Plan vests according to the terms of the Plan.

7. REIMBURSEMENT OF EXPENSES. To the extent consistent with the general expense reimbursement policies maintained by EAI from time to time, Employee shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket trade or business expenses which Employee incurs in connection with performing his duties under this Agreement, including reasonable travel and meal expenses. The reimbursement of all such expenses shall be made upon presentation of evidence reasonably satisfactory to EAI of the amounts and nature of such expenses and shall be subject to the prior approval of EAI.

     8. KEY EMPLOYEE NON-COMPETITION AGREEMENT. Employee agrees to be bound by the terms of the Key Employee Non-competition Agreement which is attached hereto as Exhibit A.

     9. EMPLOYEE PROPRIETARY INFORMATION AGREEMENT. Employee recognizes that as a result of employment by EAI, he will come into possession of confidential information and as a condition of employment, agrees to execute and abide by the terms of the Employee Proprietary Information Agreement attached hereto as Exhibit B.


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     10.  STOCK OWNERSHIP.  Within sixty (60) days of the commencement of this
Agreement, Employee will become a shareholder of EAI by purchasing or continuing to hold at least _________ shares. Such ownership of EAI shares shall continue through the term of this Agreement.

     11. TERMINATION. This Agreement may be terminated for cause which shall be defined as (i) any action by Employee involving willful gross misconduct having a material adverse effect on the Company; (ii) Employee being convicted of a felony under the laws of state of the United States or any state or under the laws of any other country or political subdivision thereof.


12.  MISCELLANEOUS.


     a. All notices hereunder shall be in writing and shall be deemed given when delivered in person or when sent by email or telecopier followed by hard copy; or following three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two (2) days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

               If to Employee: Addressed to the last address on the payroll records of EAI.

               If to EAI: Engineering Animation, Inc.
                          2321 North Loop Drive
                          Ames, IA  50010
                          Attention:  Jamie A. Wade, General Counsel


     b. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns


     c. This Agreement contains all of the agreements between the parties with respect to the subject matter hereof and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.


     d. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party.


     e. If any provisions of this Agreement (or portions thereof) shall, for any reason, be deemed invalid or unenforceable by any court of competent jurisdiction, such provisions (or portions thereof) shall be ineffective only to the extent of such


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          invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect. EAI's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.


     f. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute a single instrument.


     g. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Iowa applicable to contracts made in Iowa (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction). Employee hereby expressly submits and consents in advance to the personal jurisdiction of the federal and state courts of the State of Iowa for all purposes in connection with any action or proceeding arising out of or relating to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ENGINEERING ANIMATION, INC.                     MICHAEL BARRY, EMPLOYEE


By:   /S/ MATTHEW RIZAI                         /S/ MICHAEL BARRY
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